EXHIBIT 99.1

EasyLink Services International Corporation Announces Filing of Supplement to Proxy Statement

NORCROSS, Ga., June 22, 2012 — EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of cloud-based messaging services and e-commerce solutions, today announced that it has filed with the Securities and Exchange Commission (the “SEC”) a supplement (the “Proxy Supplement”) to its definitive proxy statement filed with the SEC on June 6, 2012 (the “Proxy Statement”) relating to the previously announced proposed merger of EasyLink with Epic Acquisition Sub Inc., a wholly-owned indirect subsidiary of Open Text Corporation (“Open Text”) (NasdaqGS: OTEX), pursuant to an Agreement and Plan of Merger, dated as of May 1, 2012. EasyLink has scheduled the special meeting of stockholders to consider and vote upon the adoption of the merger agreement for July 2, 2012 at 10:00 a.m., Eastern Standard Time, at the Company’s offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092.

The Proxy Supplement contains the following supplemental disclosures to the Proxy Statement. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. The Proxy Supplement is not intended to and does not update the disclosures contained in the Proxy Statement, which were made as of June 6, 2012 except where the information in the Proxy Statement specifically indicated that another date applied. Defined terms used but not defined in the following supplemental disclosures have the meanings set forth in the Proxy Statement. Page numbers referenced in the following supplemental disclosures correspond to page numbers in the Proxy Statement mailed to stockholders of the Company. Without admitting in any way that the disclosures below are material or otherwise required by law, EasyLink makes the following supplemental disclosures:

The section of the proxy statement entitled “The Merger—Background of the Merger” beginning on page 27 is supplemented as set forth below:

“Of the 37 potential acquirers contacted by William Blair during the period from January 16 to February 23, 2012, 13 were strategic potential acquirers and 24 were financial potential acquirers.

The board invited Mr. Kaminsky to participate in the board’s discussions because of his experience as a former investment banker and his knowledge of the Company. The board never contemplated retaining Mr. Kaminsky in connection with the strategic review or any potential transaction, and Mr. Kaminsky was never retained by the board or the Company in connection with the strategic review or any potential transaction, received no compensation for his involvement and had no affiliation with any of the Company’s management.

The board felt that William Blair was better positioned than Banker A to advise the Company regarding a wide range of potential strategic alternatives for the Company in part because Banker A was primarily focused on providing sell-side related services to its clients.”

The section of the proxy statement entitled “The Merger—Opinion of William Blair—Selected Public Company Analysis” beginning on page 38 is supplemented as set forth below:

“The following table discloses the enterprise value of each selected public company as a multiple of its revenue and adjusted EBITDA for the LTM and estimates of its revenue and adjusted EBITDA for calendar years 2012 and 2013:

	Valuation Multiple: Revenue						Valuation Multiple: Adjusted EBITDA
Company	LTM		Calendar Year 2012 Estimate		Calendar Year 2013 Estimate		LTM		Calendar Year 2012 Estimate		Calendar Year 2013 Estimate
Amdocs Limited	1.44	x	1.37	x	1.31	x	7.3	x	6.5	x	6.5	x

Cbeyond, Inc.	0.41	x	0.40	x	0.40	x	2.3	x	2.3	x	2.3	x

IntraLinks Holdings, Inc.	1.32	x	1.41	x	1.33	x	7.5	x	5.8	x	5.7	x

j2 Global, Inc.	3.06	x	2.85	x	2.71	x	6.1	x	5.5	x	5.2	x

Premiere Global Services, Inc.	1.30	x	1.25	x	1.18	x	7.3	x	7.0	x	6.4	x

TNS Inc.	1.53	x	1.47	x	1.39	x	6.0	x	5.9	x	5.6	x”

The section of the proxy statement entitled “The Merger—Opinion of William Blair—Selected Precedent Transactions Analysis” beginning on page 39 is supplemented as set forth below:

“The following table discloses the enterprise value of each target in the selected precedent transactions as a multiple of the target’s revenue and adjusted EBITDA for the LTM prior to the announcement of the relevant transaction:

			Enterprise Value
Announcement Date	Target/Acquirer	Enterprise Value ($ millions)	LTM Revenue Multiple		LTM Adjusted EBITDA Multiple

October 2010	PGiSend and PGINotify business of Premiere Global Services, Inc./EasyLink Services International Corporation	106.8	0.85	x	5.6	x

September 2010	Venali, Inc./j2 Global, Inc.	17.0	1.7	x	NA	(1)

May 2010	Sterling Commerce, Inc./International Business Machines Corporation	1,415.0	2.64		NA	(1)

December 2009	Inovis, Inc./GXS, Inc.	279.2	2.06	x	6.3	x

August 2009	Messaging business of VeriSign, Inc./Syniverse Holdings, Inc.	174.5	1.25	x	5.0	x

May 2009	Vignette Corp./Open Text Corporation	166.4	1.05	x	14.9	x

March 2009	Communications Services Group of VeriSign, Inc./TNS Inc.	230.7	1.01	x	3.5	x

September 2008	Captaris Inc./Open Text Corporation	101.6	0.83	x	NMF	(2)

June 2008	Tumbleweed Communications Corporation/Axway Inc.	112.8	1.95	x	NMF	(2)

(1)	Information not available.
(2)	Not meaningful figure.”

The section of the proxy statement entitled “The Merger—Opinion of William Blair—Discounted Cash Flow Analysis” beginning on page 40 is supplemented as set forth below:

“William Blair calculated forecasted free cash flow for each relevant period by beginning with the Company’s projected adjusted EBITDA for the period, subtracting projected extraordinary legal expenses, taxes, capital expenditures and changes in current assets for the period, and adding projected changes in current liabilities for the period. ‘Operating Income’ as currently disclosed in the proxy statement is taxable income for purposes of calculating the amount of taxes in the calculation of free cash flow.

William Blair’s discounted cash flow analysis assumed that the Company had U.S. federal tax loss carry-forwards as of April 30, 2012 of $52.5 million based upon estimates provided by the Company. William Blair’s discounted cash flow analysis accounted for such tax loss carry-forwards.

For purposes of determining the range of diluted implied equity value per share for the Company, excess cash equaled all cash as of January 31, 2012.”

The last sentence in the fourth paragraph on page 40 of the proxy statement is amended in its entirety to read as follows:

“The diluted equity value implied by the discounted cash flow analysis ranged from $6.94 per share to $8.11 per share based on a range of terminal values derived by multiples of adjusted EBITDA and from $5.56 per share to $8.16 per share based on a range of terminal values derived by perpetuity growth rates.”

The section of the proxy statement entitled “The Merger—Opinion of William Blair—Leveraged Acquisition Analysis” beginning on page 40 is supplemented as set forth below:

“The levels of debt used in performing the leveraged acquisition analysis ranged from 3.25 to 3.75 times projected adjusted EBITDA for the 12-month period ending April 30, 2012, and the cost of debt was assumed to be the projected London Interbank Offered Rate, or LIBOR, plus 550 basis points, but not less than 7.5%.

William Blair’s leveraged acquisition analysis assumed that the Company had U.S. federal tax loss carry-forwards as of April 30, 2012 of $52.5 million based upon estimates provided by the Company and that the availability of such tax loss carry-forwards would be subject to annual limitations under Section 382 of the Internal Revenue Code of 1986, as amended.”

The section of the proxy statement entitled “The Merger—Certain Projections” beginning on page 42 is supplemented as set forth below:

“The following table sets forth certain additional summary items from the financial projections:

Financial Projections	2H2012(1)	FY2013(2)	FY2014(2)	FY2015(2)	FY2016(2)
Tax Rate	39%	39%	39%	39%	39%
Changes in Current Assets	$(677,129)	$(480,587)	$(20,477)	$(193,916)	$(512,612)
Changes in Current Liabilities	(258,150)	82,593	4,346	(79,059)	(245)
Capital Expenditures	1,620,352	3,500,000	3,500,000	3,500,000	3,500,000
Extraordinary Legal Expense	2,340,000	3,541,094	3,247,954	3,257,894	2,962,676

(1)	Information reflects the Company’s last two fiscal quarters for the Company’s fiscal year ending on July 31, 2012.
(2)	Fiscal year information reflects the Company’s fiscal year ending on July 31 in the year noted.”

Additional Information

This communication is being made in respect of the proposed merger and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed merger, EasyLink filed the Proxy Statement with the SEC, which was first mailed to stockholders on or about June 6, 2012, filed the Proxy Supplement on June 22, 2012 and may file other relevant materials with the SEC. Before making any voting or investment decision, investors and security holders of EasyLink are urged to read the Proxy Statement, the Proxy Supplement and other relevant materials filed with the SEC when they become available, because they will contain important information about the proposed merger and related matters. The Proxy Statement, the Proxy Supplement and other documents filed by EasyLink (when they are available) can be obtained by investors and stockholders free of charge from the SEC at its website at www.sec.gov or from EasyLink at its website at http://ir.easylink.com/index.cfm, or by written or telephonic request directed to the Company’s Secretary, John A. Harwood, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, telephone (678) 533-8005, by telephonic request directed to our proxy solicitor, Georgeson Inc., at (866) 729-6811 (toll free) or (212) 440-9800 (call collect) or from the SEC through the SEC website at the address provided above.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Notifications we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:

Glen Shipley

EasyLink Services International Corporation

gshipley@easylink.com

678-533-8004

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